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EXHIBIT 10.5

                                    FORM OF
                       ADMINISTRATIVE SERVICES AGREEMENT


     THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of December __, 1997 (the "Agreement"), is made by and between AEGIS INVESTMENT TRUST, a Maryland real estate investment trust ("AEGIS"), and AEGIS MORTGAGE CORPORATION, an Oklahoma corporation ("AMC").

                                   RECITALS

     A. AMC is an indirect affiliate of AEGIS in that 100% of the nonvoting common stock of AMC is a owned by AEGIS Operating Partnership (the "Operating Partnership") of which AEGIS is the sole general partner. The nonvoting common stock of AMC is entitled to receive 97% of the economic benefits of AMC.

     B. AEGIS desires for AMC to provide, and AMC is willing to provide to AEGIS, certain administrative services as described herein and Schedule A attached hereto, in each case on the terms and conditions set forth herein.

     Accordingly, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

     1. PROVISION OF SERVICES. AEGIS may engage the services of AMC with respect to, and upon the request of AEGIS, AMC will perform, the Administrative Services described as Schedule A attached hereto, as well as other administrative services necessary or appropriate to enable AEGIS to conduct its business.

     2. NO LIMITATIONS. There are no contractual limitations on AMC's ability to perform any of the activities set forth in Schedule A on its own behalf, nor on AEGIS's ability to utilize the staff and resources of AMC for such activities, provided that AEGIS pays AMC for services as provided herein.
AEGIS shall be responsible for determining those services it requires AMC to perform and for notifying AMC of any special requirements with regard to such services.

     3. COMPENSATION FOR SERVICES. AEGIS shall reimburse AMC for the actual costs and expenses incurred by AMC in furnishing or obtaining any of the services provided for herein. Certain general overhead or "soft" cost may be allocated to AEGIS; however the amount of any reimbursement will be subject to approval of the Board of Trustees of AEGIS on a quarterly basis.

     4. PAYMENT DATES. Invoices for amounts due pursuant to the first sentence of paragraph 3 shall be rendered at least quarterly but not more often than monthly. Invoices for amounts due pursuant to the second sentence of paragraph 3 shall be rendered not more often than quarterly. Any amounts due shall be paid, or shall be satisfied by way of offset against any obligation of the parties to each other, within thirty (30) days after receipt of the invoice.

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     5.   TERM.  This Agreement shall have an initial term ending on December
31, 1998. After the initial term it shall automatically renew on each anniversary date for a one (1) year renewal term until either party gives the other party at least three (3) months' prior written notice of its intent to terminate this Agreement at the end of a renewal term.

     6. TERMINATION OF EMPLOYEES AND CONSULTANTS. AMC shall have the right to hire and terminate the employment or engagement of its own employees and management consultants.

7. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail return receipt requested with first class postage prepaid as follows:

          If to AMC:
               AEGIS Mortgage Corporation
               Patrick A. Walden
               2500 CityWest Boulevard, Suite 1200
               Houston, TX  77042

          If to AEGIS:
               AEGIS Investment Trust
               2500 CityWest Boulevard, Suite 1200
               Houston, TX  77042
               Attn:  Managing Director

or such other address as any person may request by notice given. Notices sent as provided herein shall be deemed to have been delivered on the fifth business day following the date on which it is so mailed.

     8. GOVERNING LAW. This agreement shall be governed by and construed under the laws of the State of Texas without regard to such state's provisions pertaining to choice of law.

     9. AMENDMENT. This Agreement, including the Schedule hereto and all other agreements and documents executed in connection herewith, constitutes the entire agreement among the parties hereto with respect to the subject hereof and no amendment, alteration or modification of the Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by each party hereto.

     10. NO THIRD PARTY BENEFICIARIES. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, respectively, as their interests shall appear, and shall not be deemed to be for the benefit of any other person or entity or group of persons or entities.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of each party hereto, and to each party's successors, assigns, agents and representatives.

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     12.  COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date herein above written.

                              AEGIS INVESTMENT TRUST

                              By:
                                 -------------------------------
                                 Name:
                                 Title:


                              AEGIS MORTGAGE CORPORATION

                              By:
                                 ----------------------------------
                                 Name:
                                 Title: